EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joanne R. Finnerty, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2006.

Signatures

Title

   /s/ Joanne R. Finnerty

Chief Financial Officer
Joanne R. Finnerty

(principal financial and accounting officer)

   /s/ Reginald Greenslade

Chairman, Director, CEO
Reginald Greenslade

_/s/ Reuben Sandler

Director
Reuben Sandler, Ph.D.

_/s/ Thomas J. Jacobsen

Director
Thomas J. Jacobsen

__/s/ Donald P Wells

Director
Donald P. Wells

/s/ Joseph W. Skeehan

Director
Joseph W. Skeehan